Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We have issued our report dated March 22, 2000 (except for the last paragraph of Note D, as to which the date is March 29, 2000), accompanying the financial statements of Surrey, Inc. appearing in the Annual Report of the Company on Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



                                       /s/ GRANT THORNTON, LLP



Dallas, Texas
July 5, 2000


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